Exhibit 99.1

            FBL Financial Group Reports Fourth Quarter 2002 Results

     WEST DES MOINES, Iowa--(BUSINESS WIRE)--Feb. 11, 2003--FBL Financial Group, Inc. (NYSE:FFG):

Financial Highlights
(Dollars in thousands, except per share data)
----------------------------------------------------------------------
                                            Three Months Ended
                                                December 31,
                                         2002               2001
                                      --------------------------------
Net income applicable to common stock    $6,633            $6,304
Operating income applicable to common
 stock                                   14,233            14,001
Earnings per common share (assuming
 dilution):
 Net income                                0.24              0.23
 Operating income                          0.50              0.50
----------------------------------------------------------------------

     FBL Financial Group, Inc. (NYSE:FFG) today announced that diluted net income per common share totaled $0.24 ($6,633,000) for the quarter ended December 31, 2002, compared to $0.23 ($6,304,000) in the year ago quarter. Net income includes the impact of realized losses on investments of $0.26 per common share in the fourth quarter of 2002 and $0.27 in the fourth quarter of 2001.
     Operating income, which excludes the impact of realized gains and losses on investments and the cumulative effect of change in accounting principle, totaled $14,233,000 for the quarter ended December 31, 2002, versus $14,001,000 in the fourth quarter of 2001. Diluted operating income per common share totaled $0.50 in both the fourth quarter of 2002 and the fourth quarter of 2001. Operating income in the fourth quarter includes a $0.06 per share contribution from FBL's coinsurance agreement with American Equity Investment Life Insurance Company
(AE) and $0.04 per share from FBL's coinsurance agreement with National Travelers Life Company.
     "We had a very good fourth quarter with strong results from both our core distribution and our coinsurance arrangements," said Bill Oddy, Chief Executive Officer. "The results of this quarter cap off a nice year of growth for FBL. For the full year of 2002, our premiums collected more than doubled, our total assets increased 21 percent to $6.8 billion and our 2002 operating income per common share increased 20 percent. We expect that 2003 will be another strong year as we continue to implement our growth strategies of internal growth, alliances and consolidations."
     Product Revenues Up Six Percent. Premiums and product charges for the fourth quarter of 2002 increased six percent to $49,861,000 compared to $46,982,000 in the fourth quarter of 2001. Interest sensitive product charges increased eight percent while traditional life insurance premiums increased five percent.
     Premiums collected totaled $303,375,000 in the fourth quarter of 2002. Excluding the impact of the AE coinsurance agreement, collected premiums increased 15 percent, with the traditional annuity segment increasing 52 percent, the traditional and universal life insurance segment increasing three percent and the variable segment decreasing 10 percent.
     Investment Income. Net investment income in the fourth quarter of 2002 increased 28 percent to $97,027,000 compared to $76,009,000 in the fourth quarter of 2001. This increase is due to an increase in average invested assets, resulting primarily from cash received pursuant to the AE coinsurance agreement and growth in sales from FBL's core Farm Bureau distribution force. The annualized yield earned on average invested assets was 7.19 percent for the year ended December 31, 2002, compared to 7.40 percent for 2001. The 2002 yield reflects the impact of a decline in market interest rates and a decrease in investment fee income for the year. Fee income from bond calls and mortgage loan prepayments totaled $965,000 in the fourth quarter of 2002 compared to $1,466,000 in the fourth quarter of 2001. The impact of these items on the yield was partially offset by an increase in discount accretion on mortgage- and asset-backed securities.
     Derivative Income. FBL's derivative income totaled $152,000 in the fourth quarter of 2002, compared to $1,629,000 in the fourth quarter of 2001. Derivative income (loss) can fluctuate from period to period based upon the performance of the bond and stock indexes underlying the call options purchased to fund returns on equity-indexed annuities assumed from AE. Gains and losses on call options and proceeds from option settlements are partially offset by changes in the value of the embedded derivatives in the underlying equity-indexed contracts and index credits to the contract holder, which are recorded as a component of interest sensitive product benefits.
     Realized Losses on Investments. In the fourth quarter of 2002, FBL recognized net realized losses on investments of $12,985,000, compared to net realized losses on investments of $14,388,000 in the fourth quarter of 2001. The fourth quarter 2002 losses include $7,803,000 of United Air Lines related losses and fourth quarter 2001 losses include $8,412,000 of Enron related losses.
     Benefits and Expenses. Benefits and expenses totaled $126,638,000 in the fourth quarter of 2002, compared to $102,139,000 in the fourth quarter of 2001. This increase is largely due to an increase in the volume of business in force resulting primarily from the coinsurance agreement with AE and growth in sales from FBL's core Farm Bureau distribution force. In addition, death benefits increased in the fourth quarter due to several large claims that were under FBL's reinsurance retention limits.
     Income from Equity Investments. Equity income (loss), net of related income taxes, was $172,000 in the fourth quarter of 2002, compared to a loss of $315,000 in the fourth quarter of 2001. Equity income in the fourth quarter of 2002 includes $612,000 of income, net of taxes, from FBL's 32 percent ownership interest in American Equity Investment Life Holding Company. Included in equity income is FBL's share of income and losses from investments in various partnerships and joint ventures, the majority of which are booked a quarter in arrears. Due to the nature of investment partnerships, it is not unusual to experience fluctuations on a quarter-to-quarter basis.
     Operating Results by Segment. FBL's favorable operating results for the fourth quarter of 2002 were driven by an 80 percent increase in the pre-tax operating income for the traditional annuity segment. Pre-tax operating income in the variable segment was negatively impacted by higher than normal death benefits. Further detail by segment is provided in FBL's financial supplement, which is available on FBL's web site, www.fblfinancial.com.
     Assets Total $6.8 Billion. Total assets increased $1.2 billion to $6.8 billion at December 31, 2002, from $5.6 billion at December 31, 2001. At December 31, 2002, 95 percent of the fixed maturity securities in FBL's investment portfolio were investment grade debt securities. Book value per common share, with securities at market, increased 15 percent to $23.71 at December 31, 2002, from $20.53 at December 31, 2001. Book value per common share, with securities at cost, increased six percent to $20.28 from $19.10 at December 31, 2001.
     Earnings Outlook. While subject to volatility resulting from a number of factors, including mortality experience and investment results, FBL reiterates its full year 2003 net income and operating income guidance of a range of $1.97 to $2.07 per common share. This is a $0.03 to $0.13 increase over FBL's 2002 operating income per share. The 2003 guidance includes approximately $0.01 per common share for the expensing of stock options, which FBL will begin in 2003.
     Conference Call. FBL management will hold a conference call with investors to discuss fourth quarter 2002 results. The call will be held tomorrow, February 12, 2003, at 11 a.m. Eastern Time. The call will be webcast over the Internet, and a replay will be available on FBL's web site, www.fblfinancial.com.
     Operating Income. In addition to net income, FBL Financial Group views operating income, a non-GAAP financial measure, as an important indicator of financial performance. FBL believes the combined presentation and evaluation of operating income, together with net income, provides information that may enhance an investor's understanding of FBL's underlying profitability and results of operations. Operating income equals net income adjusted to eliminate the impact of realized gains and losses on investments and the cumulative effect of change in accounting principle.
     The statements in this release concerning FBL's prospects for the future are forward-looking statements that involve certain risks and uncertainties, including the continued acceptance of FBL's insurance products by customers, the continued success of FBL's marketing efforts and the marketing success of FBL's alliance partners. These forward-looking statements are based on assumptions which FBL Financial Group believe to be reasonable. No assurance can be given that the assumptions will prove to be correct, and the difference between assumptions and actual results could be material.
     FBL Financial Group (www.fblfinancial.com) is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of three Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL's three-pronged growth strategy includes (1) internal growth within its traditional Farm Bureau distribution network, (2) alliances and relationships with other companies and
(3) consolidations.


                       FBL FINANCIAL GROUP, INC.
             CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
             (Dollars in thousands, except per share data)



                                               Three months ended
                                                   December 31,
                                             2002            2001
                                          ----------      -----------
REVENUES
 Interest sensitive product charges        $20,182         $18,625
 Traditional life insurance premiums        29,499          28,171
 Accident and health premiums                  180             186
 Net investment income                      97,027          76,009
 Derivative income                             152           1,629
 Realized losses on investments            (12,985)        (14,388)
 Other income                                4,096           4,014
                                          ----------      -----------
   Total revenues                          138,151         114,246
BENEFITS AND EXPENSES
 Interest sensitive product benefits        62,945          46,334
 Traditional life insurance and accident
  and health benefits                       17,517          17,252
 Increase in traditional life and
  accident and health future policy
   benefits                                  8,893           6,642
 Distributions to participating
  policyholders                              7,267           7,515
 Underwriting, acquisition and insurance
  expenses                                  26,254          20,459
 Interest expense                              152             254
 Other expenses                              3,610           3,683
                                          ----------      -----------
   Total benefits and expenses             126,638         102,139
                                          ----------      -----------
                                            11,513          12,107
Income taxes                                (2,659)         (3,190)
Minority interest in earnings of
 subsidiaries:
 Dividends on company-obligated
  mandatorily redeemable preferred stock
   of subsidiary trust                      (1,212)         (1,212)
 Other                                         (83)            (23)
Equity income (loss), net of related
 income taxes                                  172            (315)
                                          ----------      -----------
 Net income                                  7,731           7,367
Dividends on Series B and C preferred
 stock                                      (1,098)         (1,063)
                                          ----------      -----------
Net income applicable to common stock       $6,633          $6,304
                                          ==========      ===========

 Earnings per common share - assuming
  dilution                                   $0.24           $0.23
                                          ==========      ===========


                      FBL FINANCIAL GROUP, INC.
             CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
             (Dollars in thousands, except per share data)

                                                  Year ended
                                                  December 31,
                                             2002             2001
                                          ----------       ----------
REVENUES
 Interest sensitive product charges         $78,475          $70,492
 Traditional life insurance premiums        121,999          114,998
 Accident and health premiums                   493            3,044
 Net investment income                      348,359          285,087
 Derivative income (loss)                   (10,418)             100
 Realized losses on investments             (14,879)         (15,878)
 Other income                                17,086           16,747
                                          ----------       ----------
   Total revenues                           541,115          474,590
BENEFITS AND EXPENSES
 Interest sensitive product benefits        208,578          169,272
 Traditional life insurance and
  accident and health benefits               74,728           80,492
 Increase in traditional life and
  accident and health future policy
   benefits                                  33,262           23,680
 Distributions to participating
  policyholders                              29,540           29,564
 Underwriting, acquisition and
  insurance expenses                        102,449           92,475
 Interest expense                               685            1,778
 Other expenses                              12,500           13,643
                                          ----------       ----------
   Total benefits and expenses              461,742          410,904
                                          ----------       ----------
                                             79,373           63,686
Income taxes                                (23,869)         (18,576)
Minority interest in earnings of
 subsidiaries:
 Dividends on company-obligated
  mandatorily redeemable preferred
   stock of subsidiary trust                 (4,850)          (4,850)
 Other                                         (200)            (113)
Equity income, net of related income
 taxes                                          214              254
                                          ----------       ----------
 Income before cumulative effect of
  change in accounting principle             50,668           40,401
 Cumulative effect of change in
  accounting for derivative
   instruments                                    -              344
                                          ----------       ----------
 Net income                                  50,668           40,745
Dividends on Series B and C preferred
 stock                                       (4,337)          (4,202)
                                          ----------       ----------
Net income applicable to common stock       $46,331          $36,543
                                          ==========       ==========

Earnings per common share - assuming
 dilution:
 Income before accounting change              $1.64            $1.30
 Cumulative effect of change in
  accounting for derivative
   instruments                                    -             0.01
                                          ----------       ----------
 Earnings per common share - assuming
  dilution                                    $1.64            $1.31
                                          ==========       ==========


                      FBL FINANCIAL GROUP, INC.
     RECONCILIATION OF NET INCOME TO OPERATING INCOME (Unaudited)
             (Dollars in thousands, except per share data)

                                              Three months ended
                                                  December 31,
                                              2002           2001
                                          -----------    -----------

Net income applicable to common stock         $6,633         $6,304
Adjustment:
 Net realized losses on investments (1)        7,600          7,697
                                          -----------    -----------
Operating income applicable to common
 stock                                       $14,233        $14,001
                                          ===========    ===========


Operating earnings per common share -
 assuming dilution                             $0.50          $0.50
                                          ===========    ===========

Weighted average common shares            27,726,895     27,405,848
Effect of dilutive securities                487,968        510,464
                                          -----------    -----------
Weighted average common shares - diluted  28,214,863     27,916,312
                                          ===========    ===========

                                                  Year ended
                                                  December 31,
                                              2002            2001
                                          -----------    -----------

Net income applicable to common stock        $46,331        $36,543
Adjustments:
 Net realized losses on investments (1)        8,294          9,019
 Cumulative effect of change in
  accounting for derivative instruments            -           (344)
                                          -----------    -----------
Operating income applicable to common
 stock                                       $54,625        $45,218
                                          ===========    ===========


Operating earnings per common share -
 assuming dilution                             $1.94          $1.62
                                          ===========    ===========

Weighted average common shares            27,624,662     27,378,242
Effect of dilutive securities                543,846        488,898
                                          -----------    -----------
Weighted average common shares - diluted  28,168,508     27,867,140
                                          ===========    ===========

(1) Net of adjustments for that portion of amortization of deferred policy acquisition costs, unearned revenue reserve, value of insurance in force acquired and income taxes attributable to such losses.


                       FBL FINANCIAL GROUP, INC.
           CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
             (Dollars in thousands, except per share data)

                                               December 31,
                                          2002               2001
                                       -----------       -----------
Assets
Investments                            $5,387,369        $4,300,856
Cash and cash equivalents                 263,011           271,459
 Deferred policy acquisition costs        468,793           360,156
 Other assets                             332,559           340,270
 Assets held in separate accounts         347,717           356,448
                                       -----------       -----------
 Total assets                          $6,799,449        $5,629,189
                                       ===========       ===========

Liabilities and stockholders' equity
Policy liabilities and accruals        $4,856,207        $3,795,897
Other policyholders' funds                462,113           390,037
Debt                                       40,000            40,000
Other liabilities                         249,325           301,192
 Liabilities related to separate
  accounts                                347,717           356,448
                                       -----------       -----------
Total liabilities                       5,955,362         4,883,574

Minority interest in subsidiaries          97,210            97,131
 Series C redeemable preferred stock       85,514            82,691

Stockholders' equity                      661,363           565,793
                                       -----------       -----------
 Total liabilities and stockholders'
  equity                               $6,799,449        $5,629,189
                                       ===========       ===========

Book Value Per Share, securities at
 market                                    $23.71            $20.53
                                       ===========       ===========
Book Value Per Share, securities at
 cost                                      $20.28            $19.10
                                       ===========       ===========

Common Shares Outstanding              27,771,269        27,408,675
                                       ===========       ===========

    CONTACT: FBL Financial Group, Inc., West Des Moines
             Jim Noyce, 515/225-5599
             jnoyce@fbfs.com